Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

BY AND AMONG

PLATINUM UNDERWRITERS FINANCE, INC.

AS ISSUER,

PLATINUM UNDERWRITERS HOLDINGS, LTD.,

AS GUARANTOR

AND

JPMORGAN CHASE BANK, N.A.,

AS TRUSTEE

DATED AS OF MAY 26, 2005

PLATINUM UNDERWRITERS FINANCE, INC.

SERIES A 7.50% NOTES DUE JUNE 1, 2017

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FIRST SUPPLEMENTAL INDENTURE

          This First Supplemental Indenture, dated as of May 26, 2005 (the “Supplemental Indenture”), to the Indenture, dated as of May 26, 2005 (the “Indenture”) by and among Platinum Underwriters Finance, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2 World Financial Center, 225 Liberty Street, 23rd Floor, New York, New York 10281 (the “Company”), and Platinum Underwriters Holdings, Ltd., a corporation duly organized and existing under the laws of Bermuda, having its principal office at The Belvedere Building, 69 Pitts Bay Road, Pembroke, HM 08, Bermuda (the “Guarantor”), and JPMorgan Chase Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America, having its principal corporate trust office at 4 New York Plaza, New York, New York 10004, as Trustee (the “Trustee”) is effective upon the execution hereof by the parties hereto.

RECITALS

          WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its notes, debentures or other evidences of its unsecured indebtedness (the “Securities”), unlimited as to principal amount;

          WHEREAS, the Indenture is incorporated herein by this reference;

          WHEREAS, Section 3.1 of the Indenture provides that, with respect to any series of Securities to be authenticated and delivered under the Indenture, the terms of such series of Securities shall be established by (i) a resolution of the Company’s Board of Directors and set forth in an Officer’s Certificate of the Company or (ii) one or more indentures supplemental to the Indenture;

     WHEREAS, the Company desires to create, under the Indenture, a series of Securities to be known as its Series A 7.50% Notes due June 1, 2017 (the “Notes”), guaranteed by the Guarantor, the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture; and

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Guarantor have been done or performed;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

          Section 1.1. Definitions. The following defined terms used herein shall have the meanings specified below. Capitalized terms used herein without definition shall have the respective meanings assigned such terms in the Indenture.

          “Additional Interest” shall have the same meaning as set forth in the Registration Rights Agreement.

          “Interest Payment Date” means, with respect to the Notes only, June 1 and December 1 of each year.

          “Regular Record Date” means, with respect to the Notes only, the close of business on May 15 or November 15, as the case may be, immediately preceding each Interest Payment Date.

          “Registration Default” shall have the same meaning as set forth in the Registration Rights Agreement.

          “Registration Rights Agreement” means the Exchange and Registration Rights Agreement dated as of May 26, 2005, by and among the Company, the Guarantor and Goldman, Sachs & Co., as initial purchaser, as the same shall be amended from time to time in accordance with the terms therein.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

          There is hereby established a new series of Securities under the Indenture with the following terms:

          Section 2.1. Title. The title of the series is “Series A 7.50% Notes due June 1, 2017”.

          Section 2.2. Principal Amount. There are to be issued by the Company, and authenticated and delivered by the Trustee on the date hereof, $250,000,000 principal amount of Notes, and such principal amount of Notes may be increased from time to time pursuant to Section 3.1 of the Indenture. All Notes need not be issued on the same date and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes, unlimited in principal amount, upon delivery by the Company to the Trustee of either a resolution of the Company’s Board of Directors and set forth in an Officer’s Certificate of the Company or an indenture supplemental to the Indenture, setting forth the original issuance date of such additional Notes. The terms of any such additional Notes will be identical (except as to denomination, and the date from which interest shall accrue, the issue price and the first Interest Payment Date) to the terms of the Notes initially issued, authenticated and delivered on the date hereof. Any such additional Notes will, together with the previously issued Notes, constitute a single series of Securities under the Indenture.

          Section 2.3. Payment of Principal and Interest.

          (a) The principal of the Notes shall be due on June 1, 2017 which date shall be the Stated Maturity, subject to the provisions of the Indenture relating to acceleration of maturity. The Notes will bear interest from May 26, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 7.50% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2005, and at the Stated Maturity. The Company will pay interest to the Persons in whose names the Notes are registered on the Regular Record Date for such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          (b) If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity, as the case may be. Interest on the Notes which have a Redemption Date after a Regular Record Date, and on or before the following Interest Payment Date, will also be payable to the Persons in whose names the Notes are registered on such Regular Record Date.

          (c) Payment of the principal and interest due at maturity of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in Dollars. Payments of principal of or interest on the Notes will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.

          Section 2.4. Additional Interest.

          If a Registration Default occurs, the Notes shall bear Additional Interest (as defined in the Registration Rights Agreement) at the rate per annum as specified in the Registration Rights Agreement, in addition to the interest referred to above, as liquidated damages, for the period from the occurrence of such Registration Default until such time as no Registration Default is in effect.

          Section 2.5. Optional Redemption.

          (a) The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, any interest accrued but not paid to the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          (b) For the purposes of this Section 2.5,

          “Treasury Rate” means, with respect to any redemption date for the Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

          “Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if that release (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

          “Reference Treasury Dealer” means (1) Goldman Sachs & Co. or its successor; provided, however, that if they cease to be a primary U.S. Government securities dealer in New

York City, the Company shall appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

          Section 2.6. Amendments to Event of Default. The provisos in Section 6.1(a) and Section 6.1(b) of the Indenture shall not be applicable with respect to the Notes.

          Section 2.7. Form, Currency and Denominations. The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Notes will be issued in substantially the form set forth in Exhibit A hereto, which shall include the Private Placement Legend only for so long as, and to the extent that, the Notes constitute Restricted Securities. The Depository with respect to the Notes shall be The Depository Trust Company, New York, New York.

          Section 2.8. Global Securities.

          (a) The Notes will be issued in the form of one or more Global Securities registered in the name of the Depository (which shall be The Depository Trust Company) or its nominee. Except under the circumstances set forth in Section 3.6 of the Indenture, the Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. Owners of beneficial interests in such a Global Security will not be considered the registered owners or Holders of Notes for any purpose.

          (b) No Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. Payment of principal of, any premium or interest on, and any Additional Amounts or Additional Interest, if applicable, in respect of, any Note in global form shall be made to the registered Holder thereof.

          (c) The provisions of Section 3.7 of the Indenture shall apply to the Notes only for so long as, and to the extent that, the Notes constitute Restricted Securities.

          Section 2.9. Ranking. The Notes will represent the Company’s direct, unsecured obligations and will rank equally with all the Company’s existing and future unsecured and unsubordinated indebtedness. The Guarantees will represent the Guarantor’s direct, unsecured obligations and will rank equally with all the Guarantor’s existing and future unsecured and unsubordinated indebtedness. The Notes and the Guarantees will rank junior to any senior secured debt that the Company or the Guarantor, respectively may incur in the future.

          Section 2.10. Miscellaneous. The Company is not obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision. The Notes will not be convertible into shares of Common Stock of the Company and/or exchangeable for other securities. The amount of payments of principal with respect to the Notes shall not be determined with reference to an index, formula or other method or methods. No Notes are issuable upon the exercise of warrants. Each of Section 12.2(b) of the Indenture relating to defeasance and Section 12.2(c) of the Indenture relating to covenant defeasance shall be applicable to the Notes. Except as set forth in Section 4.4 of the Indenture, there will be no Additional Amount payable on the

Notes. The Company may exercise its option to redeem the Notes for tax purposes pursuant to Section 4.5 of the Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

          Section 3.1. Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          Section 3.2. Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

          Section 3.4. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 3.5. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantor and not of the Trustee.

[The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

PLATINUM UNDERWRITERS FINANCE, INC.
as Issuer

By:	/s/ Gregory E.A. Morrison

Name: Gregory E.A. Morrison
Title: President and Chief Executive Officer

PLATINUM UNDERWRITERS HOLDINGS, LTD.
as Guarantor

By:	/s/ Gregory E.A. Morrison

Name: Gregory E.A. Morrison
Title: President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A.
as Trustee

By:	/s/ Albert P. Mari, Jr.

Name: Albert P. Mari, Jr.
Title: Vice President

EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PLATINUM UNDERWRITERS FINANCE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND SUCH PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

[LEGEND ONLY APPLICABLE IF A RESTRICTED SECURITY: NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENT OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]

PLATINUM UNDERWRITERS FINANCE, INC.
SERIES A 7.50% NOTES DUE JUNE 1, 2017
No. 1	CUSIP No.: 72766C AA 4 (Rule 144A)
CUSIP No.: U7263U AA 5 (Regulation S)
Principal Amount:	$250,000,000

Regular Record Date:	May 15 or November 15, as the case may be,
immediately preceding each Interest Payment Date
Original Issue Date:	May 26, 2005
Maturity Date:	June 1, 2017
Interest Payment Dates:	June 1 and December 1
Interest Rate:	7.50% per annum
Authorized Denomination:	$1,000, or any integral multiple of $1,000

          Platinum Underwriters Finance, Inc., a company duly organized and existing under the laws of the State of Delaware (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount shown above on the Maturity Date shown above, and to pay interest thereon from the Original Issuance Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above (including the Maturity Date), commencing on December 1, 2005, at the rate of 7.50% per annum until the principal hereof is paid or duly provided for. Interest not timely paid or provided for shall, to the extent permitted by applicable laws, bear simple interest at the rate of 7.50% per annum. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Notes. In addition, if a Registration Default (as defined in the Supplemental Indenture dated as of May 26, 2005) occurs, the Notes shall bear Additional Interest (as defined in the Supplemental Indenture dated as of May 26, 2005) at a rate per annum specified therein, in addition to the interest referred to above, as liquidated damages, for the period from the occurrence of such Registration Default until such time as no Registration Default is in effect.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (including the Maturity Date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice given by or on behalf of the Company to the Holders of Notes not less than 15 days prior to such Special Record Date, such Special Record Date to be not less than 10 days prior to the date for payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

          Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated, by law, regulation or executive order to close.

          Payment of the principal of and interest due on the Maturity Date of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in Dollars. Payments of principal of or interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note and the Guarantee endorsed herein shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
PLATINUM UNDERWRITERS FINANCE, INC.

By:
Name:
Title:
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

          This is one of the Series A 7.50 % Notes due June 1, 2017 referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as
Trustee

By:
Authorized Officer

(Reverse Side of Note)

          This security is one of a duly authorized issue of debt securities of the Company (hereinafter called the “Securities”), all issued or to be issued under and pursuant to an Indenture, dated as of May 26, 2005 (the “Indenture”), by and among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto relating to this security (including, without limitation, the First Supplemental Indenture, dated as of May 26, 2005, by and among the Company, the Guarantor and the Trustee) reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated on the face as Series A 7.50 % Notes due June 1, 2017 (the “Notes”), initially limited in aggregate principal amount to $250,000,000, subject to increase as provided in Section 3.1 of the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

     While this Note is represented by one or more global notes registered in the name of DTC or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Note to be made to DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          The Notes will not have a sinking fund. The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, any interest accrued but not paid to the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          “Treasury Rate” means, with respect to any redemption date for the Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

          “Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if that release (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

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          “Reference Treasury Dealer” means (1) Goldman Sachs & Co. or its successor; provided, however, that if they cease to be a primary U.S. Government securities dealer in New York City, the Company shall appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

          The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the Securities to be redeemed. If less than all of the Securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the Securities to be redeemed in whole or in part.

          The Indenture contains provisions for redemption of the Notes for tax purposes in whole but not in part at the option of the Company.

          The Indenture also contains provisions for defeasance at any time of the entire indebtedness of the Notes or of certain restrictive covenants with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the

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Company may require payment of a sum sufficient to cover any tax or other governmental charge or certain other expenses payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor nor the Trustee nor any such agent shall be affected by notice to the contrary.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common

UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

TEN ENT-as tenants by the entireties

JT TEN-as joint tenants with rights of
survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

          FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

          PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

4

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

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GUARANTEE

          For value received, Platinum Underwriters Holdings, Ltd., a corporation duly organized and existing under the laws of Bermuda (herein called the “Guarantor”, which term includes any successor under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby absolutely, fully and unconditionally and irrevocably guarantees to the Holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of itself and such Holder, (a) the due and punctual payment of the principal of, premium, if any, interest, if any, and Additional Amounts, if any, on such Note, and the due and punctual payment of any sinking fund payments provided in such Note when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on overdue principal of and interest on such Note, if any, if lawful, and (c) the due and punctual payment of any and all other payments due to the Holder or the Trustee, all in accordance with the terms of such Note and of the Indenture. In case of the failure of the Company, punctually to make any such payment of principal, premium, if any, interest, if any, or Additional Amounts, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder are a guaranty of payment and not a guaranty of collection or performance and shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of such Note or the Indenture or any limitation of the Company thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.

          Without limiting the generality of the foregoing, the Guarantor hereby agrees that the obligations of the Guarantor hereunder shall not be released, affected or impaired by assignment or transfer in whole or in part of the Note whether or not made without notice to or the consent of the Guarantor and shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of, including, but not limited to, setoff, counterclaim, recoupment or termination whatsoever, and that such obligations shall not be released, affected or impaired regardless of whether or not any Holder, including the Holder of the Note, or anyone on behalf of any such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of the Indenture or the Note or at law or in equity, and regardless of any other condition or contingency, or by reason of the invalidity, illegality or unenforceability of the Note or the Indenture or otherwise and that such obligations shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of such Note to assert any claim or demand or to enforce any remedy under the Indenture or such Note, any other guarantee or any other agreement, by any waiver, amendment, indulgence or modification (whether material or otherwise) of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any obligations under the Indenture, the Note or this Guarantee, or by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or the release of any property from the lien and Note interest created by the Indenture or the Note or of any other Note for the Note, or the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Indenture or the Note by operation of law, or the merger or consolidation of the Company or the Guarantor, or any other cause, whether similar or dissimilar to the foregoing, or by any other act or omission that may or might in any manner or to the extent vary the risk or obligations of the Guarantor or that would otherwise operate as a discharge or a surety or guarantor as a matter of law or equity (other than the performance of the obligations contained in such Note and in this Guarantee).

          The Holder of the Note upon which this Guarantee is endorsed is entitled to the further benefits relating hereto set forth in the Indenture. No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and interest, or any such other payments, on the Note upon which this Guarantee is endorsed.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

PLATINUM UNDERWRITERS
HOLDINGS, LTD.

By:
Name:
Title:
Attest:

By:
Name:
Title: